Exhibit 10.18

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT, OR ANY STATE SECURITIES LAWS, OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

Warrant to Purchase Common Stock

of

ProFlowers, Inc.

No. WC-	Date of Issuance – January 31, 2002

Void after January 31, 2012

ProFlowers, Inc., a Delaware corporation (the “Company”), hereby certifies that, in consideration for payment of $1.00 and for other good and valuable consideration received,                  an individual (including any assigns, the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (including any corporation which shall succeed to or assume the obligations of the Company hereunder) at any time or from time to time during the Exercise Period (as defined below) up to         fully paid and nonassessable shares of Common Stock of the Company, subject to adjustment as provided in Section 6 herein (the “Warrant Shares”). The purchase price per share of such Common Stock upon exercise of this Warrant shall be $0.50 (the “Purchase Price”), subject to adjustment as provided in Section 6 herein.

1. Exercise Period; Expiration. This Warrant may be exercised by the Holder at any time or from time to time before 5:00 PM, Pacific time, on January 31, 2012 (the “Exercise Period”).

2. Exercise of Warrant. During the Exercise Period, this Warrant may be exercised in full or in part by the Holder by surrender of this Warrant, together with the form of subscription attached hereto as Schedule 1, duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of an amount equal to the Purchase Price multiplied by the number of shares of Common Stock to be purchased hereunder. For any partial exercise hereof, the Holder shall designate in a subscription in the form of Schedule 1 attached hereto delivered to the Company the number of shares of Common Stock that he wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock represented by this Warrant which have not been purchased upon such exercise.

3. Net Issuance.

3.1 Right to Convert. The Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 3 at any time or from time to time during the Exercise Period. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable shares of Common Stock computed using the following formula:

X = Y (A – B)

    A

Where	X =	the number of shares of Common Stock to be delivered to the Holder

	Y =	the number of Converted Warrant Shares

	A =	the fair market value (as determined by Section 3.3 below) of one share of the Common Stock on the Conversion Date (as defined below)

	B =	the Purchase Price (as adjusted through the Conversion Date)

The Conversion Right may only be exercised with respect to a whole number of shares subject to the Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as defined below). Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.

3.2 Method of Exercise of Conversion Right. During the Exercise Period, the Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder promptly following the Conversion Date.

3.3 Determination of Fair Market Value. For purposes of this Section 3, fair market value of a share of Common Stock on the Conversion Date shall mean:

(1) If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Board to be the primary market for the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date immediately prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange;

(2) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date immediately prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

(3) If there is no public market for the Common Stock, then the fair market value shall be agreed upon by the Company and the Holder; provided that if the Company and the Holder cannot agree on such value, such value will be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder with the costs of such appraisal to be split equally between the Company and the Holder.

4. When Exercise Effective. Unless a later date is otherwise specified by Holder, the exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2.1, and at such time the person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Section 5, shall be deemed to be the record holder of such Common Stock for all purposes.

5. Delivery on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (in compliance with the provisions of Section 11.1), a certificate or certificates for the number of fully paid and nonassessable full shares of Common Stock to which the Holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current fair market value of one full share of Common Stock as determined in good faith by the Board of Directors of the Company.

6. Adjustments. The number and kind of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

6.1 Dividends, Distributions, Stock Splits or Combinations. If the Company shall at any time or from time to time after the date hereof (a) make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of common or preferred stock (as the case may be), (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then and in each such event the Purchase Price then in effect and the number of shares issuable upon exercise of this Warrant shall be appropriately adjusted.

6.2 Reclassification or Reorganization. If the Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 6.1 above, or pursuant to a transaction described in Section 6.5 below), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

6.3 Notice of Adjustments and Record Dates. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Purchase Price and the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

6.4 When Adjustments To Be Made. No adjustment in the Purchase Price shall be required by this Section 6 if such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of less than 1% in such price. Any adjustment representing a change of less than such minimum amount which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment. Notwithstanding the foregoing, any adjustment carried forward shall be made no later than ten (10) business days prior to the end of the Expiration Period. All calculations under this Section 6.4 shall be made to the nearest cent. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

6.5 Consolidation, Merger or Sale. If the Company consolidates or merges with or is sold to any other corporation or entity (other than a merger in which the Company is the surviving or continuing entity) and thereby the stockholders of the Company receive equity securities of such other corporation or entity, then this Warrant will remain exercisable in accordance with its terms for equity securities in the surviving entity having substantially the same economic and other rights as would have been received if this Warrant had been exercised immediately prior to such consolidation, merger or sale. In all other cases in which the Company consolidates or merges with or is sold to any other corporation or entity (other than a merger in which the Company is the surviving or continuing entity), the Company will take all necessary steps to ensure that the Holder shall receive the consideration in the same form and substance that the Holder would have received if this Warrant had been exercised immediately prior to such consolidation, merger or sale.

7. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

8. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

9. Representations of Holder.

The Holder hereby represents, covenants and acknowledges to the Company that:

(1) this Warrant and the Warrant Shares are “restricted securities” as such term is used in the rules and regulations under the Act and that such securities have not been and will not be registered under the Act or any state securities law, and that such securities must be held indefinitely unless a transfer can be made pursuant to appropriate exemptions;

(2) the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(3) the Holder is purchasing for investment for his own account and not with a view to or for sale in connection with any distribution of this Warrant or the Warrant Shares and he has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

(4) the Holder is an “accredited investor” within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission; and

(5) the Holder (i) has received all information the Holder has requested from the Company and considers necessary or appropriate for deciding whether to acquire this Warrant, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Warrant and to obtain any additional information necessary to verify the accuracy of the information given to the Holder, and (iii) has such knowledge and experience in financial and business matters such that the Holder is capable of evaluating the merits and risks of the investment in this Warrant.

10. Representations of Company.

The Company hereby represents and warrants to the Holder as follows:

(1) All Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(2) The Company’s capitalization table provided to Holder is true and complete as of the Date of Issuance.

(3) The Company shall at all times have authorized and reserved, for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock when and as required for the exercise of the rights represented by this Warrant.

11. Miscellaneous.

11.1 Limitations on Disposition; Compliance with Securities Laws on Transfer. This Warrant and the Warrant Shares may not be transferred or assigned in whole or in part (i) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 11.1 and the other provisions of this Warrant (including without limitation Section 11.9) as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable, and (ii) without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that he has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that he has complied with Rule 144(f), and the Company is provided with a copy of Holder’s written notice of proposed sale.

11.2 Transfer of Warrant. This Warrant is not transferable or assignable by the Holder without the express written consent of the Company and subject to compliance with the provisions of Section 11.1 above.

11.3 Notices. Any notice required or permitted under this Warrant shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or by overnight courier to the parties at the addresses set forth below on the signature page to this Warrant or to such other address as may be furnished in writing to the other party hereto.

11.4 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

11.5 Amendments and Waivers. Any term of this Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

11.6 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.7 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

11.8 Legends. The Warrant Shares shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT, OR ANY STATE SECURITIES LAWS, OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

In addition, the Warrant and the Warrant Shares may contain any legend required by the laws of the state of California, including and legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code and any legend required to be placed on the securities purchased by investors in any future sale or offering of securities.

11.9 Market Stand-Off Agreement. Holder hereby agrees that, during the period of duration specified by the Company and by the managing underwriter of Common Stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that such market stand-off time period shall not exceed 180 days; and, provided further, that all officers, directors and holders of 3% or greater of the Company’s Common Stock agree to similar provisions and such provisions are in full force and effect and are not waived in any respect or have been waived ratably with respect to each holder. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the any securities of the Company held by Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 11.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed.

Dated: January 31, 2002

PROFLOWERS, INC.

By:
Bill Strauss
Chief Executive Officer

Address: 5005 Wateridge Vista Drive
San Diego, CA 92121

HOLDER

By:

Address:

SCHEDULE 1

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

To:     ProFlowers, Inc.

1. The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,             * shares of common stock of ProFlowers, Inc., and herewith makes payment of $             therefor, and requests that the certificates for such shares be issued in the name of, and delivered to             , whose address is                                                                          .

1. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to              of the shares covered by the warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing said shares in the name of the undersigned.

3. The undersigned represents he is acquiring the shares solely for his own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature must conform in all respects to name of the Holder (or Registered Assignee) as specified on the face of the Warrant)

(Print Name)

(Address)

Dated:

*	Insert here the number of shares as to which the Warrant is being exercised.

Schedule A

Arthur Laffer

Jared S. Polis

Stephen Schutz